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                                                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) to be filed October 27, 1994, pertaining to the Morton International, Inc. Non-Employee Directors Stock Plan of our report dated July 28, 1994, with respect to the consolidated financial statements and schedules of Morton International, Inc. and subsidiaries, included or incorporated by reference in the Annual Report (Form 10-K) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.







                                         /s/ Ernst & Young LLP
                                         -------------------------------
                                             Ernst & Young LLP



Chicago, Illinois
October 27, 1994

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